EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Third-Quarter Financial Results
Results Exceeded Expectations; Driven by Growth in Home Robots

BEDFORD, Mass., October 21, 2014 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the third quarter ended September 27, 2014.

“I am pleased to report an outstanding third quarter, with results that exceeded our expectations, as a number of orders, in both Home and D&S, originally expected in Q4 were received and delivered in Q3,” said Colin Angle, chairman and chief executive officer of iRobot. “Home Robot growth of 19 percent year-over-year drove total company revenue growth of 15 percent in Q3. Revenue in our Defense & Security business exceeded our expectations for the third quarter, and we exited Q3 with $25 million in backlog.

“Based on our visibility into the fourth quarter, we are maintaining our full-year revenue expectations and increasing our EPS and Adjusted EBITDA expectations. We continue to expect revenue to be $555 to $565 million. We now expect EPS of between $1.20 and $1.25 and Adjusted EBITDA of $77 to $80 million, or roughly 14 percent of revenue.”

Financial Results

•	Revenue for the third quarter of 2014 was $143.5 million, compared with $124.5 million for the same quarter one year ago.

•	Net income in the third quarter of 2014 was $14.6 million, compared with $7.8 million in the third quarter of 2013.

•	Quarterly earnings per share were $0.48 for the third quarter of 2014, compared with $0.26 in the third quarter last year.

•	Adjusted EBITDA for the third quarter of 2014 was $29.7 million, compared with $17.2 million in the third quarter of 2013.

Business Highlights

•	Domestic growth of 31 percent, coupled with International revenue growth of 13 percent, fueled a 19 percent year-over-year increase in Home Robot revenue.

•	Defense & Security revenue was up six percent, and backlog was $25 million at the end of Q3 2014, providing us with increased confidence in delivering our full-year Defense & Security expectations.

•
Remote Presence sold eight Ava 500 robots to customers including AT&T, while additional robot trials are being conducted with a multinational law firm, manufacturing, pharmaceutical and financial services companies to enable remote collaboration, customer service and executive management.

Financial Expectations

Management provides the following expectations with respect to the fourth quarter and the fiscal year ending December 27, 2014.

Q4 2014:
Revenue	$158 - $167 million
Earnings Per Share	$0.26 - $0.31
Adjusted EBITDA	$17 - $20 million

Fiscal Year 2014:	Current	Prior
Revenue	$555 - $565 million	$555 - $565 million
Earnings Per Share	$1.20 - $1.25	$1.10 - $1.20
Adjusted EBITDA	$77 - $80 million	$74 - $78 million

Third-Quarter Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the third fiscal quarter 2014, business outlook, and outlook for fourth-quarter and fiscal year 2014 financial performance. Pertinent details include:

Date:	Wednesday, October 22, 2014
Time:	8:30 a.m. ET
Call-In Number:	847-619-6396
Passcode:	35967590

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5041609. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through October 29, and can be accessed by dialing 630-652-3042, passcode 35967590#.

About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature proprietary technologies incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, outlook for and performance of our businesses, demand for our robots, and anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2014 and the fourth quarter ending December 27, 2014. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenue	$143,497	$124,501	397,504	361,058
Cost of Revenue	75,608	70,440	215,784	198,865
Gross Margin	67,889	54,061	181,720	162,193
Operating Expense
Research & development	17,343	15,212	51,522	45,617
Selling & marketing	15,844	16,317	53,911	49,323
General & administrative	12,008	11,495	35,938	39,348
Total	45,195	43,024	141,371	134,288
Operating income	22,694	11,037	40,349	27,905
Other income (expense), net	(374)	152	(469)	(49)
Income before income taxes	22,320	11,189	39,880	27,856
Income tax expense	7,713	3,385	11,463	3,403
Net income	$14,607	$7,804	$28,417	$24,453

Net income per common share:
Basic	$0.49	$0.27	$0.97	$0.86
Diluted	$0.48	$0.26	$0.94	$0.84

Shares used in per common share calculations:
Basic	29,595	28,733	29,439	28,359
Diluted	30,183	29,582	30,169	29,207

Stock-based compensation included in above figures:
Cost of revenue	$291	$250	$626	$496
Research & development	866	669	2,425	1,963
Selling & marketing	319	348	860	832
General & administrative	2,315	2,210	6,105	6,378
Total	$3,791	$3,477	$10,016	$9,669

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 27, 2014	December 28, 2013

Assets
Cash and equivalents	$148,424	$165,404
Short term investments	38,336	21,954
Accounts receivable, net	68,347	39,348
Unbilled revenues	1,179	856
Inventory	54,148	46,107
Deferred tax assets	20,962	20,144
Other current assets	12,255	6,848
Total current assets	343,651	300,661
Property, plant and equipment, net	26,862	23,661
Deferred tax assets	10,948	10,095
Goodwill	48,751	48,751
Intangible assets, net	20,019	22,668
Other assets	10,501	10,501
Total assets	$460,732	$416,337

Liabilities and stockholders' equity
Accounts payable	$46,386	$41,344
Accrued expenses	17,831	14,880
Accrued compensation	11,770	19,606
Deferred revenue and customer advances	2,709	5,085
Total current liabilities	78,696	80,915
Long term liabilities	4,266	4,733
Stockholders' equity	377,770	330,689
Total liabilities and stockholders' equity	$460,732	$416,337

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	September 27, 2014	September 28, 2013
Cash flows from operating activities:
Net income	$28,417	$24,453
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	9,578	9,029
(Gain)/Loss on disposal of property and equipment	27	(351)
Goodwill and intangible assets impairment	—	1,988
Stock-based compensation	10,016	9,669
Deferred income taxes, net	793	(662)
Tax benefit of excess stock based compensation deductions	(2,707)	(2,238)
Non-cash director deferred compensation	34	33
Changes in operating assets and liabilities — (use) source
Accounts receivable	(28,999)	(24,614)
Unbilled revenue	(323)	(360)
Inventory	(8,678)	(11,888)
Other assets	(5,407)	2,697
Accounts payable	4,943	4,129
Accrued expenses	2,859	(216)
Accrued compensation	(7,836)	3,004
Deferred revenue and customer advances	(2,376)	(4,231)
Change in long term liabilities	(467)	338
Net cash (used in) provided by operating activities	(126)	10,780

Cash flows from investing activities:
Purchase of property and equipment	(9,168)	(5,309)
Change in other assets	—	(2,000)
Purchases of investments	(24,214)	(12,897)
Sales of investments	7,500	8,044
Proceeds from sale of assets	—	650
Net cash used in investing activities	(25,882)	(11,512)

Cash flows from financing activities:
Proceeds from stock option exercises	7,853	12,364
Income tax withholding payment associated with restricted stock vesting	(1,532)	(909)
Tax benefit of excess stock based compensation deductions	2,707	2,238
Net cash provided by financing activities	9,028	13,693

Net increase (decrease) in cash and cash equivalents	(16,980)	12,961
Cash and cash equivalents, at beginning of period	165,404	126,770
Cash and cash equivalents, at end of period	$148,424	$139,731

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Revenue: *
Home Robots	$132,013	$111,363	$373,283	$319,590
Domestic	$46,830	$35,700	$129,889	$106,269
International	$85,183	$75,663	$243,394	$213,321

Defense & Security	$10,667	$10,094	$21,369	$33,664
Domestic	$4,850	$3,467	$9,379	$24,158
International	$5,817	$6,627	$11,990	$9,506

Product	$10,258	$9,754	$20,947	$29,291
Contract	$409	$340	$422	$4,373

Product Life Cycle	$5,797	$5,347	$11,203	$14,468

Gross Margin Percent:
Home Robots	50.7%	47.6%	49.9%	49.2%
Defense & Security	53.3%	40.7%	45.1%	45.5%
Total Company	47.3%	43.4%	45.7%	44.9%

Units shipped:
Home Robots *	573	526	1,603	1,439
Defense & Security	52	43	130	485

Average gross selling prices for robot units:
Home Robots	$244	$225	$242	$230
Defense & Security *	$86	$103	$75	$31

Defense & Security Funded Product Backlog *	$25,170	$13,318	$25,170	$13,318

Days sales outstanding	44	41	44	41

Days in inventory	65	64	65	64

Headcount	562	525	562	525

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Net income	$14,607	$7,804	$28,417	$24,453

Interest income, net	(184)	(212)	(499)	(529)
Income tax expense	7,713	3,385	11,463	3,403
Depreciation	2,294	1,484	6,676	5,924
Amortization	964	996	2,902	3,105

EBITDA	25,394	13,457	48,959	36,356

Stock-based compensation expense	3,791	3,477	10,016	9,669
Merger and acquisition expense	—	—	—	393
Net intellectual property litigation expense	496	241	1,141	444
Restructuring expense	—	—	—	2,575

Adjusted EBITDA	$29,681	$17,175	$60,116	$49,437

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 Ù 781.430.3000 Ù Fax 781.430.3001 Ù www.irobot.com